Exhibit 99.1
Summary of Quarterly Financial Data (1)

                                                                                                                     Second Quarter
                                               1998                                       1997                        1998 vs 1997

                                   --------------------------    -----------------------------------------------    ---------------
                                       Second         First          Fourth              Third           Second              %
                                      Quarter        Quarter        Quarter             Quarter          Quarter          Change
                                   -----------    -----------    -----------         -----------     ------------     ------------
Selected Quarterly Average
 Balances
Amounts in thousands
Total assets....................  $  1,328,491   $  1,205,365   $  1,170,145   $       1,166,733   $    1,138,763        $    16.7%
Total earning assets............     1,267,959      1,150,798      1,120,696           1,122,331        1,104,403             14.8
Securities, at amortized cost...       486,610        463,613        464,629             471,462          467,761              4.0
Loans (2).......................       664,351        643,520        633,432             620,491          607,620              9.3
Interest-bearing deposits.......       989,259        978,058        956,964             954,795          936,422              5.6
Short-term borrowings...........        18,469         16,162         16,732              18,815           24,133            (23.5)
Long-term borrowings............        22,809         21,156         10,500               8,370            5,000            356.2
Total interest-bearing
 liabilities....................     1,038,590      1,021,451        991,502             992,729          973,228              6.7
Noninterest-bearing deposits....        30,545         26,999         27,100              28,431           28,069              8.8
Total deposits..................     1,019,804      1,005,057        984,064             983,226          964,491              5.7
Stockholders' equity............       235,840        133,262        129,250             125,644          118,907             98.3
Common shares outstanding (3)
     Basic......................        28,792              -              -                   -                -                -
     Diluted....................        28,792              -              -                   -                -                -

Asset Quality Data
Non-performing loans............  $      3,885   $      2,965   $      3,047   $           1,925   $        2,366             64.2%
Other non-performing assets.....            21            299            223                 268              681            (96.9)
                                   -----------    -----------    -----------         -----------     ------------
Total non-performing assets.....         3,906          3,264          3,270               2,193            3,047             28.2
Allowance for credit losses.....         7,350          7,088          6,921               6,353            6,166             19.2
Net loan charge-offs............            84             90            (50)                418              712            (88.2)
Total non-performing assets
     as percentage of total
      assets....................          0.29%          0.25%          0.28%               0.19%            0.27%               -
Total non-performing loans to
 total loans....................          0.57           0.46           0.47                0.31             0.39                -
Net charge-offs to average loans          0.01           0.01          (0.01)               0.07             0.12                -
Allowance for credit losses to
 total loans....................          1.07           1.10           1.08                1.01             1.01                -
Allowance for credit losses
     to non-performing loans....        189.19         239.06         227.14              330.03           260.61                -

                                      Average for Six Months       Average                  As of June 30,             Period-end
                                   --------------------------    1998 vs 1997       -----------------------------     1998 vs 1997
                                       1998           1997        % Change               1998             1997          % Change
                                   -----------    -----------    ------------       ------------     ------------     ------------
Selected Financial Data
Total assets....................  $  1,267,268    $ 1,118,559           13.3%          1,345,187     $  1,147,455            17.2%
Total earning assets............     1,209,703      1,084,048           11.6           1,267,128        1,108,286            14.3
Securities, at amortized cost...       475,175        456,904            4.0             509,293          481,667             5.7
Loans (2).......................       653,993        608,246            7.5             687,462          611,765            12.4
Interest-bearing deposits.......       983,689        919,427            7.0             967,922          946,314             2.3
Short-term borrowings...........        17,322         23,173          (25.2)             18,471           18,896            (2.2)
Long-term borrowings............        21,987          5,160          326.1              39,272            5,000           685.4
Total interest-bearing
 liabilities....................     1,030,067        954,840            7.9           1,035,264          979,413             5.7
Noninterest-bearing deposits....        28,781         26,968            6.7              29,228           28,321             3.2
Total deposits..................     1,012,470        946,395            7.0             997,150          974,635             2.3
Stockholders' equity............       184,835        118,286           56.3             256,042          122,043           109.8
Fair value adjustment included
 in stockholders' equity......           3,201         (2,113)         251.5%              3,192             (631)          605.9%
Common shares outstanding (3)
     Basic......................        28,792              -              -              28,687                -               -
     Diluted....................        28,792              -              -              28,687                -               -
Equity to assets................         14.59%         10.57%             -               19.03%           10.64%              -
Risk-weighted capital ratios:
     Tier 1 capital.............             -              -              -               34.62            21.40               -
     Total capital..............             -              -              -               35.63            22.48               -
     Leverage capital...........             -              -              -               19.10            10.74               -

Summary of Quarterly Financial Data (1)

                                         1998                            1997                        Six Months Ended June 30,
                              ------------------------   -----------------------------------    ----------------------------------
                                Second        First        Fourth       Third        Second                                  %
                                Quarter       Quarter      Quarter      Quarter      Quarter       1998        1997         Change
                              ---------    ----------    ---------    ---------    ---------    --------    --------     ---------
Income Statement
Amounts in thousands
Interest income............  $   22,942   $    21,264   $   21,053   $   20,944   $   20,546   $  44,206    $ 40,366           9.5%
Interest expense...........      11,695        11,529       11,643       11,582       11,170      23,224      21,753           6.8
                              ---------    ----------    ---------    ---------    ---------    --------    --------
Net interest income........      11,247         9,735        9,410        9,362        9,376      20,982      18,613          12.7
Provision for credit losses         346           257          518          605          154         603         370          63.0
                              ---------    ----------    ---------    ---------    ---------    --------    --------
Net interest income after
 provision.................      10,901         9,478        8,892        8,757        9,222      20,379      18,243          11.7

Net securities gains.......         100             -           35          674          198         100         201             -
Other noninterest income...       2,168         1,771        1,805        1,233        1,474       3,939       2,848          38.3
                              ---------    ----------    ---------    ---------    ---------    --------    --------
Total noninterest income...       2,268         1,771        1,840        1,907        1,672       4,039       3,049          32.5
                              ---------    ----------    ---------    ---------    ---------    --------    --------
Salaries and employee
 benefits..................       3,872         3,783        3,384        3,356        3,248       7,655       6,379          20.0
Other noninterest expense..       9,865         2,970        3,378        3,323        2,687      12,835       5,358         139.5
                              ---------    ----------    ---------    ---------    ---------    --------    --------
Total noninterest expense..      13,737         6,753        6,762        6,679        5,935      20,490      11,737          74.6
                              ---------    ----------    ---------    ---------    ---------    --------    --------

Income before income taxes.        (568)        4,496        3,970        3,985        4,959       3,928       9,555         (58.9)
Income taxes...............        (214)        1,550        1,354        1,334        1,862       1,336       3,571         (62.6)
                              ---------    ----------    ---------    ---------    ---------    --------    --------
Net income.................  $     (354)   $    2,946    $   2,616    $   2,651    $   3,097    $  2,592    $  5,984         (56.7)
                              =========    ==========    =========    =========    =========    ========    ========

Net income (4).............  $    3,630    $    2,946    $   2,616    $   2,651    $   3,097    $  6,576   $   5,984           9.9%
                              =========    ==========    =========    =========    =========    ========    ========
Per Share Data (3)
Net income
     Basic.................       (0.01)                                                            0.09
     Basic (4).............        0.13             -            -            -            -        0.23           -             -
     Diluted...............       (0.01)                                                            0.09
     Diluted (4)...........        0.13             -            -            -            -        0.23           -             -
Cash dividends.............           -             -            -            -            -           -           -             -
Book Value.................        8.60             -            -            -            -        8.60           -             -
Market price (NASDAQ:
 NBCP):
     High..................       17.06             -            -            -            -       17.06           -             -
     Low...................       14.38             -            -            -            -       14.38           -             -
     Close.................       14.75             -            -            -            -       14.75           -             -

Performance Ratios
 (Annualized)
Return on average assets...       (0.11)   %     0.98%        0.89%        0.91%        1.09%       0.41%       1.07%            -
Return on average assets
 (4).......................        1.09             -            -            -            -        1.04           -             -
Return on average equity...       (0.60)         8.84         8.10         8.44        10.42        2.81       10.12
Return on average equity
 (4).......................        6.16             -            -            -            -        7.12           -             -
Net interest margin........        3.39          3.23         3.22         3.21         3.29        3.31        3.33             -
As a percentage of average
 assets:
     Noninterest income....        0.68          0.59         0.63         0.65         0.59        0.64        0.55             -
     Noninterest expense...        4.14          2.24         2.31         2.29         2.08        3.23        2.10             -
                              ---------    ----------    ---------    ---------    ---------    --------    --------
     Net overhead..........        3.46          1.65         1.68         1.64         1.49        2.59        1.55             -

     Noninterest income....        0.68             -            -            -            -        0.64           -             -
     Noninterest expense
      (4)..................        2.10             -            -            -            -        2.17           -             -
                              ---------    ----------    ---------    ---------    ---------    --------    --------
     Net overhead (4)......        1.42             -            -            -            -        1.53           -             -

Efficiency ratio...........      102.40         58.69        60.29        63.04        54.70       82.22       54.69             -
Efficiency ratio (4).......       52.08             -            -            -            -       55.13           -             -

-----------------------------------------
(1) The reorganization of Lockport Savings Bank from a mutual savings bank to a stock form of organization was effective 4/17/98. All amounts prior to this date are reflective of the consolidated performance of Lockport Savings Bank and subsidiaries.
(2) Net of deferred loan fees and expenses, loan discounts and loans-in-process.
(3) Niagara Bancorp stock commenced trading on 4/20/98. Per share data for the quarters ended prior to 6/30/98 is not applicable.
(4) Excludes the contribution of $3,984,000, net of applicable income taxes, made by Niagara Bancorp during the second quarter of 1998 to the Lockport Savings Bank Foundation.